UNITED BREWERIES (HOLDINGS) LIMITED

Hawsons Chartered Accountants
Jubilee House
32, Duncan Close
Moulton Park,
Northampton
NN3 6WL.

Dear Sirs,

I, as Director of United Breweries (Holdings) Limited, the ultimate holding company of UBSN Limited, confirm the following:

- That we are prepared to provide continuing financial support purely on a need based structure to support UBSN Limited to continue as a going concern for the foreseeable future subject, of course, to complying with any Exchange Control / other Regulatory Statues as may be applicable in this regard.

- That we will provide financial assistance as may be required to enable UBSN Limited to meet its financial obligations as and when they fall due.

- I, confirm that United Breweries (Holdings) Limited has the requisite financial resources and that this support will continue for a minimum of 12 months from the date of this letter.

On behalf of the Board,

....

A Harish Bhat
Director

Date : March 25,2010

"UB Tower", Level 12, 14 & 15, UB City, # 24, Vittal Mallya Road, Bangalore - 560 001
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UB GROUP